Exhibit 10.1

AMENDMENT NO. 1 TO
RIGHTS AGREEMENT
BETWEEN THE CORPORATION AND
AMERICAN STOCK TRANSFER &
TRUST COMPANY, AS RIGHTS AGENT

RECITALS

A.     Express Scripts, Inc. (the “Company”) is a party to that certain Rights Agreement, dated as of July 25, 2001, between the Corporation and American Stock Transfer & Trust Company, as Rights Agent (the “Rights Agreement”).

B.     Pursuant to Section 27 of the Rights Agreement, the Company has the right to supplement or amend certain provisions of the Rights Agreement.

C.     On May 25, 2005 (the “Approval Date”), the Board of Directors of the Company approved this Amendment to the Rights Agreement as set forth below.

AMENDMENT

1.     Section 8.5 of the Plan is hereby amended to read as follows:

(c)  A Person shall be deemed the “Beneficial Owner” of, shall be deemed to have “Beneficial Ownership” of and shall be deemed to “beneficially own” any securities:

(i)  which such Person or any of such Person's Affiliates or Associates is deemed to beneficially own, directly or indirectly, within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Rights Agreement;

(ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), written or otherwise, or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, (x) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (y) securities which such Person has a right to acquire on the exercise of Rights at any time prior to the time a Person becomes an Acquiring Person or (z) securities issuable upon exercise of Rights from and after the time a Person becomes an Acquiring Person if such Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Section 3 or Section 22 hereof (the “Original Rights”) or pursuant to Section 11(i) or Section 11(n) with respect to an adjustment to the Original Rights; or (B) the right to vote pursuant to any agreement, arrangement or understanding, written or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security by reason of such agreement, arrangement or understanding if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

(iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), written or otherwise, for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to this Section 1(c)(ii)(B)) or disposing of such securities of the Company;

provided, however, that (xw) no Person who is an officer, director, or employee of an Exempt Person shall be deemed, solely by reason of such Person's status or authority as such, to be the “Beneficial Owner” of, to have “Beneficial Ownership” of or to “beneficially own” any securities that are “beneficially owned” (as defined in this Section 1(c)), including, without limitation, in a fiduciary capacity, by an Exempt Person or by any other such officer, director or employee of an Exempt Person; (x) a Person shall not be deemed the Beneficial Owner of, to have “Beneficial Ownership” of or to beneficially own, shares of Common Stock (or securities convertible into, exchangeable into or exercisable for Common Stock) that such Person has the right to acquire upon exercise or settlement of an option or contract or redemption, conversion or exchange of an equity interest in a Person registered as an investment company under the Investment Company Act of 1940 if such option, contract or equity interest is traded on or in a commodities or securities exchange or market and represents a direct or indirect interest in, or has a value determinable by reference to, securities of at least 100 issuers, provided that such Person does not have the right to vote or direct the vote of such shares of Common Stock, (y) a Person shall not be deemed the Beneficial Owner of, to have “Beneficial Ownership” of or to beneficially own, shares of Common Stock (or securities convertible into, exchangeable into or exercisable for Common Stock) held by such Person in trust accounts, managed accounts and the like, or otherwise held in a fiduciary capacity, that are Beneficially Owned by third Persons who are not Affiliates or Associates of such Person; and (z) New York Life Insurance Company and its Affiliates and Associates shall not be deemed the Beneficial Owner of, to have “Beneficial Ownership” of or to beneficially own, shares of Common Stock (or securities convertible into, exchangeable into or exercisable for Common Stock) held by any of them in trust accounts including accounts for which any of them may be a discretionary trustee, separate accounts of an insurance company, managed accounts including accounts over which any of them may have investment discretion and the like, or otherwise held or managed in a fiduciary capacity which may include dispositive or voting authority.

2.     Except as otherwise provided in this Amendment, the terms and conditions of the Plan shall remain in full force and effect.

Certified as of this 25th day of May, 2005.

/s/ Thomas M. Boudreau
Thomas M. Boudreau, Secretary